AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2001
                              SUBJECT TO AMENDMENT
                                                      REGISTRATION NO. 333-53592

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                Amendment No. 2
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                                 ---------------

                 Delaware                                 13-1024020
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

                           1271 Avenue of the Americas
                            New York, New York 10020
                                  212-399-8000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                   NICHOLAS J. CAMERA, SENIOR VICE PRESIDENT,
                           GENERAL COUNSEL & SECRETARY
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                           1271 Avenue of the Americas
                            New York, New York 10020
                                  212-399-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

         The Commission is requested to mail signed copies of all orders, notices and communications to:

          Susan C. Salorio, Esq.                   James F. Munsell, Esq.
          The Interpublic Group                    Cleary, Gottlieb, Steen
            of Companies, Inc.                           & Hamilton
       1271 Avenue of the Americas                    One Liberty Plaza
         New York, New York 10020                 New York, New York 10006
               212-399-8000                             212-225-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                 ---------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
 Title of each class of securities to    Amount to be       Proposed        Proposed maximum        Amount of
            be registered                 registered         maximum       aggregate offering    registration fee
                                                         offering price          price*
                                                           per share*
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per           5,298,795         $43.00           $227,848,185           $56,962**
share                                       shares
------------------------------------------------------------------------------------------------------------------


* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on January 8, 2001.

** The relevant amount was paid in connection with the intial filing of the Registration Statement on January 12, 2001.
                                 ---------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission or any applicable state securities commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Prospectus

                                5,298,795 Shares

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                  Common Stock

                                -----------------

         This is a public offering of shares of common stock, par value $.10 per share, of The Interpublic Group of Companies, Inc. by the selling stockholders named in this Prospectus. The selling stockholders are offering shares of common stock of Interpublic. Interpublic will not receive any of the proceeds from the offering.

         The common stock is listed on the New York Stock Exchange under the symbol "IPG." On January 8, 2001, the last reported sale price of the common stock on the New York Stock Exchange was $43.44 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





                        Prospectus dated March 1, 2001

                                TABLE OF CONTENTS

         Statement Regarding Forward-Looking Statements.....................2
         Where You Can Find More Information................................3
         The Company........................................................4
         Use of Proceeds....................................................5
         Common Stock Price Range and Dividends.............................5
         Selling Stockholders...............................................6
         Plan of Distribution...............................................7
         Legal Matters......................................................7
         Experts............................................................8

                               -------------------

         In this prospectus, "the Company," "Interpublic," "we," "us" and "our" refer to The Interpublic Group of Companies, Inc., a Delaware corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

                 STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus and the documents incorporated by reference contain "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements contain potential risks and uncertainties and, therefore, actual results may differ materially. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

         Important factors that may affect these projections or expectations include, but are not limited to, those associated with the effect of national and regional economic conditions, the ability of the Company to attract new clients and retain existing clients, the financial success of clients of the Company and other developments of clients of the Company.

         In addition, the advertising and marketing communications businesses is subject to government regulation, both domestic and foreign. There has been an increasing tendency in the United States on the part of advertisers to resort to the courts, industry and self-regulatory bodies to challenge comparative advertising on the grounds that the advertising is false and deceptive. Through the years, there has been a continuing expansion of specific rules, prohibitions, media restrictions, labeling disclosures and warning requirements with respect to advertising for certain products. Representatives within various government bodies continue to initiate proposals to ban the advertising of specific products and to impose taxes on or deny deductions for advertising which, if successful, may have an adverse effect on advertising expenditures.
In some areas, the international operations of the Company still remain exposed to certan risks which affect foreign operations of all kinds, such as local legislation, monetary devaluation, exchange control restrictions and unstable political conditions.

         Another important factor is Interpublic's acquisition strategy. One of Interpublic's business strategies is to acquire businesses that complement and expand its current business capabilities. Accordingly, Interpublic is usually engaged in evaluating potential acquisition candidates. Interpublic is currently engaged in a number of preliminary discussions that may result in one or more substantial acquisitions. These acquisition opportunities require confidentiality and from time to time give rise to bidding scenarios that require quick responses by Interpublic. Although there is uncertainty that any of these discussions will result in definitive agreements of the completion of any transactions, the annoucement of any such transaction may lead to increased volatility in the trading price of shares of Interpublic.

         Moreover, the success of recent or contemplated future acquisitions will depend on the effective intergration of newly acquired businesses into Interpublic's current activities. Important factors for integration include realization of anticipated synergies and the ability to retain new personnel and clients.

          Investors should evaluate any statements in light of these important factors.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information. In addition, we file information electronically with the SEC which maintains a website that contains reports, proxy and information statements and other information relating to Interpublic. The address of the SEC's website is http://www.sec.gov. You can also inspect reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information we incorporate by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus:

         o Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         o  Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         o  Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

         o Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

         o  Proxy Statement for the 2000 annual meeting of stockholders;

         o Current Reports on Form 8-K, dated January 24, 2000, February 25, 2000, April 13, 2000, April 20, 2000, July 17, 2000, July 27,
            2000, September 15, 2000, October 24, 2000, January 5, 2001 and
            February 27, 2001; and

         o The description of the common stock contained in our registration statement on Form S-3 (File No. 333-84573) filed August 5, 1999.

         The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

         This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules. For further information on us and our consolidated subsidiaries and the securities we are offering, you may review the information and exhibits in the registration statement. The registration statement and exhibits are also available at the SEC's Public Reference Room or through its website. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

         We will provide to you, upon your written or oral request, at no cost to you, copies of any or all of the documents referred to above other than those exhibits to such documents which are not specifically incorporated by reference therein. Requests should be directed to Thomas J. Volpe, Senior Vice President-Financial Operations, The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020, (212) 399-8000.

                                   THE COMPANY

         Our primary businesses are the advertising agency business and related marketing and communications services. We conduct this business globally, using two advertising agency systems noted below, plus a number of stand-alone local agencies:

         o  McCann-Erickson WorldGroup

         o  Lowe Lintas & Partners Worldwide.

         The principal functions of our advertising agencies are to plan and create programs for their clients and to place advertising in various media such as television, cinema, radio, magazines, newspapers, direct mail, outdoor and interactive electronic media. Our advertising agencies develop a communications strategy and then create an advertising program, within the limits imposed by the client's advertising budget, and place orders for space or time with media that have been selected. Planning advertising programs involves:

         o  analyzing the market for the particular product or service

         o creating the appropriate advertising campaign to convey the agreed-upon benefit or message

         o choosing the appropriate media to reach the desired market most efficiently.

         We conduct other businesses closely related to our advertising business, in part through our ownership of companies as noted below:

         o independent media buying through Initiative Media Worldwide and its affiliates

         o  direct and promotional marketing through Draft Worldwide

         o  marketing research through NFO Worldwide

         o global public relations through Weber Shandwick Worldwide and Golin/Haris International

         o  internet and e-business consultancy through Zentropy Partners

         o  multinational sports and event marketing through Octagon

         o  sales meetings and targeted events through Jack Morton Worldwide.

         We also conduct related activities in other areas of marketing communications that include:

         o  brand equity and corporate identity services

         o  graphic design and interactive services

         o  management consulting and market research

         o  healthcare marketing

         o  sales promotion

         o  internet services

         o  multicultural advertising and promotion

         o  other related specialized marketing and communications services.

         Our principal executive offices are located at 1271 Avenue of the Americas, New York, New York 10020 (telephone:(212) 399-8000).


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock offered hereby. See "Selling Stockholders."

                     COMMON STOCK PRICE RANGE AND DIVIDENDS

         Interpublic's common stock is listed on the New York Stock Exchange under the symbol "IPG." The table below shows the range of reported last sale prices on the New York Stock Exchange Composite Tape for Interpublic's common stock for the periods indicated and the dividends declared per share on the common stock for such periods. Sales prices and per share amounts in the table below have been adjusted to reflect a two-for-one stock split payable in the form of a stock dividend on July 15, 1999.



                                                              Common                Cash
                                                            Stock Price           Dividends
                                                     ----------------------        Paid Per
                                                       High           Low           Share
                                                     --------       -------     ------------
Year ended December 31, 1998
    First Quarter...............................      $31 5/16      $23 27/32       $.065
    Second Quarter..............................       32 1/4        27 21/32        .075
    Third Quarter...............................       32 7/16       26 3/32         .075
    Fourth Quarter..............................       39 7/8        23 1/2          .075
Year ended December 31, 1999
    First Quarter...............................      $40           $34 7/8         $.075
    Second Quarter..............................       43 5/16       34 19/32        .085
    Third Quarter...............................       44 1/16       36 1/2          .085
    Fourth Quarter..............................       58 1/16       35 3/4          .085
Year ended December 31, 2000
    First Quarter...............................      $55 9/16      $37             $.085
    Second Quarter .............................       48 1/4        38              .095
    Third Quarter...............................       44 3/16       33 5/8          .095
    Fourth Quarter..............................       43 3/4        33 1/16         .095
Year ended December 31, 2001
    First Quarter (through February 26, 2001)...       47 3/16       38 5/8


         On February 26, 2001, the last sale price of our common stock, as reported on the New York Stock Exchange Composite Tape, was $39.00 per share.

         We are not aware of any restrictions on our present or future ability to pay dividends. However, in connection with certain borrowing facilities entered into by Interpublic and its subsidiaries, we are subject to certain restrictions on the ratio of cash flow to consolidated borrowings, the ratio of consolidated borrowings to net worth and the minimum amount of net worth. Any future dividend payments will be made at the discretion of Interpublic's board of directors.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the selling stockholders, including:

         o  the name of each selling stockholder

         o the number of shares of common stock beneficially owned by such selling stockholder prior to the offering

         o the maximum number of shares of such common stock to be offered by such selling stockholder hereby

         o the number of shares of common stock to be beneficially owned by such selling stockholder assuming all of the shares of such selling stockholder covered by this prospectus are distributed in the offering

         No selling stockholder beneficially owns one percent (1%) or more of Interpublic's issued and outstanding common stock, except for Donald Deutsch who prior to the offering beneficially owns approximately 1.6% of Interpublic's issued and outstanding common stock.

         Each selling stockholder is a former equity or phantom equity holder of a company acquired by Interpublic or the assignee of such a person. Each selling stockholder has been and, as of the date of this prospectus, is an employee of a company acquired by Interpublic.

         Because the selling stockholders may offer all, a portion or none of the common stock offered pursuant to this prospectus, no estimate can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering. See "Plan of Distribution."




                                                                             Number of Shares to be
                                   Number of Shares          Maximum        Beneficially Owned after
                                  Beneficially Owned        Number of        Offering, Assuming All
                                    Prior to the           Shares to be        Shares Offered are
Name of Selling Stockholder          Offering(1)             Offered              Distributed(1)
---------------------------       ------------------       ------------     ------------------------
 Donald Deutsch                        5,442,687             4,834,998               607,689
 Linda Sawyer                            159,485                99,961                59,524
 Cheryl Greene                           159,485                99,961                59,524
 Valerie Difebo                          118,075                46,148                71,927
 Kathy Delaney                           118,075                46,148                71,927
 Peter Drakoulias                         89,486                61,530                27,956
 Michael Sheldon                          66,586                34,166                32,420
 Eric Hirschberg                          66,586                34,166                32,420
 Fred Rubin                               17,644                 6,943                10,701
 Kathy Kieley                              7,762                   405                 7,357
 Kristin Volk                              7,893                   203                 7,690
 Jeffrey Blish                            47,959                34,166                13,793
                                       ---------             ---------             ---------
                  Total                6,301,723             5,298,795             1,002,928

------------
(1)  Includes unvested shares of restricted stock awarded under IPG's 1997
Performance Incentive Plan.



                              PLAN OF DISTRIBUTION

         Interpublic has not been advised by the selling stockholders as to any plan of distribution. Distribution of the common stock by the selling stockholders, or by pledgees, hedging or derivative transaction counterparties, donees (including charitable organizations), transferees or other successors in interest, may be effected from time to time in one or more transactions (which may involve block transactions):

         o on the New York Stock Exchange in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange,

         o  in the over-the-counter market,

         o in transactions otherwise than on such exchange or in the over-the-counter market, including "block trades" and direct transactions between the sellers and the purchasers without a broker- dealer,

         o in an underwritten transaction, if jointly elected by Interpublic and selling stockholders holding a majority of the common stock being offered hereby, or

         o  in a combination of any such transactions.

         Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling the common stock to or through underwriters, market makers or broker-dealers, and such underwriters, market makers or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriters, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act.

         In connection with distributions of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell common stock short and redeliver the common stock to close out such short positions. The selling stockholders may also enter into option or other transactions with a broker-dealer that require the delivery to the broker-dealer of the common stock, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The selling stockholders may also loan or pledge common stock to a broker-dealer and the broker-dealer may effect sales of the pledged common stock pursuant to this prospectus.

         We have agreed to bear certain expenses (excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer and fees and expenses of counsel to the selling stockholders) in connection with the registration and sale of the common stock being offered by the selling stockholders, estimated to be approximately $136,962. We have agreed to indemnify the selling stockholders and their brokers or dealers or selling agents identified in writing to Interpublic against certain liabilities, including certain liabilities under the Securities Act.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of any common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                  LEGAL MATTERS

         The validity of the common stock being offered hereby will be passed upon for Interpublic by Nicholas J. Camera, Esq., Senior Vice President, General Counsel and Secretary of Interpublic.

                                     EXPERTS

         The consolidated financial statements of Interpublic and its subsidiaries incorporated in this prospectus by reference to Interpublic's Annual Report on Form 10-K for the year ended December 31, 1999 and the supplemental consolidated financial statements of Interpublic and its subsidiaries incorporated in this prospectus by reference to Interpublic's Current Report on Form 8-K dated January 5, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, and, insofar as it relates to the financial statements (not separately presented in Interpublic's Annual Report on Form 10-K for the year ended December 31, 1999 and the Current Report on Form 8-K dated January 5, 2001) of Hill, Holliday, Connors, Cosmopulos, Inc., International Public Relations plc and The MBL Group Plc for the year ended December 31, 1997, and of NFO Worldwide Inc. for the years ended December 31, 1999 and 1998 and the three year period ended December 31, 1999, and of Deutsch, Inc. and Subsidiary and Affiliates for the year ended December 31, 1999, each a wholly-owned subsidiary of Interpublic, the reports of Ernst & Young LLP, Ernst & Young, Soteriou Banerji, Arthur Andersen LLP and J.
H. Cohn LLP, respectively, given on the authority of said firms as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by the Registrant are as follows:

         Filing fee of Securities and Exchange Commission relating
             to registration statement.................................  $56,962

         Fees and expenses of counsel for the Registrant, Cleary,
             Gottlieb, Steen & Hamilton................................   50,000

         Fee of accountants, PricewaterhouseCoopers LLP, Ernst &
             Young LLP, Ernst & Young, Arthur Andersen LLP, Soteriou
             Banerji and J.H. Cohn LLP.................................   30,000

         Miscellaneous.................................................        0
                                                                         -------

         Total......................................................... $136,962
                                                                         =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of Title 8 of the General Corporation Law of the State of Delaware ("GCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the GCL further provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Company's by-laws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that have been derived from Section 145 of Title 8 of the GCL.

         The Company maintains policies of insurance under which the Company and its directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capacities.

ITEM 16.  EXHIBITS.


      Exhibit Number                       Description
      --------------                       -----------

            4.1 Restated Certificate of Incorporation of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

            4.2 By-laws of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 4.2 to our registration statement on Form S-3 (File No. 333-41856).

             5 Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of common stock registered hereunder.

           23.1 Consent of PricewaterhouseCoopers LLP (relating to the statements of The Interpublic Group of Companies, Inc.).

           23.2 Consent of Ernst & Young LLP (relating to the financial statements of Hill, Holliday, Connors, Cosmopolous, Inc. included in the financial statements of The Interpublic Group of Companies, Inc.).

           23.3 Consent of Ernst & Young (relating to the financial statements of International Public Relations plc included in the financial statements of The Interpublic Group of Companies, Inc.).

           23.4 Consent of Arthur Andersen LLP (relating to the financial statements of NFO Worldwide, Inc. included in the financial statements of The Interpublic Group of Companies, Inc.).

           23.5 Consent of Soteriou Banerji (relating to the financial statements of The MBL Group Plc included in the financial statements of The Interpublic Group of Companies, Inc.).

           23.6 Consent of J. H. Cohn LLP (relating to the financial statements of Deutsch, Inc. and Subsidiary and Affiliates included in the financial statements of The Interpublic Group of Companies, Inc.).

           23.7 Consent of Nicholas J. Camera, Esq. of the Company (included in Exhibit Number 5).

            24 Power of Attorney (included in Part II of this Registration Statement).

ITEM 17.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)  The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 1st day of March 2001.

                                       THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                       (Registrant)


                                       By: /s/ Nicholas J. Camera
                                           -------------------------------------
                                           Nicholas J. Camera
                                           Senior Vice President, General
                                           Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas J. Camera, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                           TITLE                                DATE
---------                                           -----                                ----
/s/ John J. Dooner, Jr.             Chairman of the Board and Chief Executive      January 8, 2001
--------------------------------    Officer (Principal Executive Officer) and
John J. Dooner, Jr.                 Director

/s/ Sean F. Orr                     Executive Vice President, Chief Financial      January 8, 2001
--------------------------------    Officer (Principal Financial Officer) and
Sean F. Orr                         Director

/s/ Frederick Molz                  Vice President and Controller (Principal       January 8, 2001
--------------------------------    Accounting Officer)
Frederick Molz


/s/ Frank J. Borelli                Director                                       January 8, 2001
--------------------------------
Frank J. Borelli


/s/ Reginald K. Brack               Director                                       January 8, 2001
--------------------------------
Reginald K. Brack


/s/ Jill M. Considine               Director                                       January 8, 2001
--------------------------------
Jill M. Considine


/s/ James R. Heekin                 Director                                       January 8, 2001
--------------------------------
James R. Heekin


--------------------------------    Director
Frank B. Lowe


/s/ Michael A. Miles                Director                                       January 8, 2001
--------------------------------
Michael A. Miles


/s/ J. Phillip Samper               Director                                       January 8, 2001
--------------------------------
J. Phillip Samper

                                  EXHIBIT INDEX


       Exhibit Number                           Description
    --------------------    ----------------------------------------------------

             4.1 Restated Certificate of Incorporation of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

             4.2 By-laws of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 4.2 to our registration statement on Form S-3 (File No. 333-41856).

              5             Opinion of Nicholas J. Camera, Esq.

            23.1            Consent of PricewaterhouseCoopers LLP.

            23.2            Consent of Ernst & Young LLP.

            23.3            Consent of Ernst & Young.

            23.4            Consent of Arthur Andersen LLP.

            23.5            Consent of Soteriou Banerji LLP.

            23.6            Consent of J. H. Cohn LLP.

            23.7 Consent of Nicholas J. Camera, Esq. of the Company (included in Exhibit Number 5).

             24 Power of Attorney (included in Part II of this Registration Statement).